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                                                               Exhibit 99(b)(5)

29 August 2000


TO:               Foster's Brewing Group Limited (ABN 49 007 620 886)
                  77 Southbank Boulevard
                  Southbank   VIC   3006

                  Attention:  Vice President, Treasury


AND TO:           Each Borrower



Dear Sirs

Following our recent discussions we wish to amend the facility agreement (as amended) dated 8 May 1996 between, among others, us (the FACILITY AGREEMENT) in the manner set out below.

Words which are defined in the Facility Agreement and which are used in this letter have the same meaning in this letter as in the Facility Agreement, unless the context requires otherwise.

1. AMENDMENTS
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1.1      The Facility Agreement is amended as follows.

         (a) In Recital A, the reference to "Cdn$60,000,000" is replaced with `Cdn$147,000,000'.

         (b) In Clause 1.1, in the definition of COMMITMENT the reference to "Cdn$60,000,000" is replaced with "Cdn$147,000,000".

         (c) In Clause 1.1, the definition of BRIDGING FACILITY AGREEMENT is inserted as follows:

                  "BRIDGING FACILITY AGREEMENT means the Bridging Facility Agreement dated on or about the date of this letter between FBG Treasury (USA) Inc., Foster's Brewing Group Limited, the Agent and the Participants as defined under that agreement."

         (d) In Clause 1.1, the definition of REGULATION U is inserted as follows:

                  "REGULATION U means Regulation U of the Board of Governors of the US Federal Reserve System, in effect from time to time."

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         (e)      In Clause 1.3(c), delete the word, "Each" at the beginning of the paragraph and replace it with the words, "Subject to Clause 41(b), each".

         (f)      In Clause 10.1:

                  o delete the words "through its Lending Office in Canada" from paragraph (a); and

                  o        delete the words "(Toronto time)" from paragraph (b);
                           and

                  o        insert a new paragraph (d) as follows:

                           "The Third Lender will make available the Segment of the US$ Cash Advance Facility requested under clause 10.1(a) either through its Lending Office in Canada or the United States in accordance with the relevant Drawdown Notice and this agreement. Time references in clause 10.1(b) are to the time in the place where the relevant Lending Office is located."

         (g) A new Clause 40 (Regulation U representation) inserted as follows:

                  "Each Lender represents and warrants to each of the Borrowers and Foster's Brewing Group that it, in good faith, is not relying upon any MARGIN STOCK (as defined in Regulation U) as collateral in the extension or maintenance of the financial accommodation provided for in this Agreement."

         (h)      A new Clause 41 (Amendments) inserted as follows:

                  (i) "(a) Each Borrower irrevocably authorises Foster's Brewing Group to agree with each Lender to any amendment to, or to any waiver in respect of, any provision of this Agreement. The Borrower's consent to any such amendment or waiver is not required. Each Borrower will be bound by any such amendment or waiver agreed to by Foster's Brewing Group as if it were party to the relevant amendment or waiver. Any such amendment or waiver will only be effective after the Lender has received in form and substance satisfactory to it a legal opinion with respect to the laws of the jurisdiction of incorporation of the Borrower and this Agreement."

                  (ii) "(b) No amendment to Clauses 10.1(g) and (h) of the Trust Deed is permitted without the prior written consent of the Lender who is the Creditor Group Representative."

         (i) In Schedule 1, replace the Lending Office details for US$ and Cdn$ payments and the US$ Cash Advance Facilities with:

                  "LENDING OFFICE FOR CDN$ PAYMENTS AND THE CDN$ CASH ADVANCE FACILITY

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                  BANK OF AMERICA CANADA

                  Address:             200 Front Street West
                                       18th Floor
                                       TORONTO ONTARIO M5HIB6

                  Telex:               N/A

                  Fax:                 (416) 349 4040

                  Telephone:           (416) 349 5484/5464

                  Attention:           Madina Sarles de Andrade/Clara McGibbon

                  LENDING OFFICE FOR US$ PAYMENTS AND THE US$ CASH ADVANCE FACILITY

                  BANK OF AMERICA CANADA

                  Address:             200 Front Street West
                                       18th Floor
                                       TORONTO ONTARIO M5HIB6

                  Telex:               N/A

                  Fax:                 (416) 349 4040

                  Telephone:           (416) 349 5484/5464

                  Attention:           Madina Sarles de Andrade/Clara McGibbon

                  OR

                  BANK OF AMERICA CALIFORNIA

                  Address: Corporate Credit Services - Concorde 1850 Gateway Boulevard
                                       Concorde California 95420-3282
                                       Ref:  FBG Treasury (US), Inc

                  Telex:               N/A

                  Fax:                 (925) 969 2861

                  Telephone:           (925) 675 8236

                  Attention:           Elvira Sabio

         (j) In Annexure D, insert after the words "Bank of America Canada" the words "\Bank of America California".

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1.2      The amount of the increase in Commitment effected by this letter may only be drawn by Treasury USA from the Third Lender (through its Californian Lending Office unless otherwise agreed by the Lenders) and such of the other Borrowers in respect of which Bank of America National Association has receives in form and substance satisfactory to it a legal opinion with respect to the laws of the jurisdiction of incorporation of the Borrower and this letter.

1.3 Any breach of this letter shall be deemed to be a breach of the Facility Agreement.

1.4 Each of Treasury USA and Foster's Brewing Group (jointly and severally) indemnifies each Lender on demand against any claim, loss, liability, cost and expense that may be incurred or sustained by the Lender (or any officer or employee of the Lender) as a consequence of the Lender having entered into this letter, having provided the Facility or having made the increased Commitment or the proposed or actual application of the proceeds of the Segments.

1.5 Notwithstanding any other provision of this letter or the Facility Agreement ("Relevant Agreement"):

         (a) if GST is payable in relation to a supply made under or in connection with a Relevant Agreement the party making the supply may, in addition to any amount or consideration payable under the Relevant Agreement, and subject to issuing a valid tax invoice, recover from the recipient of the supply an additional amount on account of GST, such amount to be calculated by multiplying the relevant amount or consideration payable for the relevant supply by the prevailing GST rate;

         (b) without limiting the generality of the foregoing, in the event that the Lender is not entitled to an input tax credit in respect of the amount of any GST charged to or recovered from the Lender, by any person, or payable by the Lender, or in respect of any amount which is recovered from the Lender by way of reimbursement of GST referable directly or indirectly to any supply made under or in connection with a Relevant Agreement, the Lender shall be entitled to increase any amount or consideration payable by the Borrower on account of such input tax and recover from the Borrower the amount of any such increase;

         (c) where a Borrower is required under a Relevant Agreement to indemnify or reimburse the Lender for any costs, expenses or liabilities of the Lender, then the amount of the costs, expenses or liabilities is the actual amount incurred by the Lender, less any input tax credit the Lender is entitled to receive in relation to those costs, expenses or liabilities. For the purposes of this paragraph (c) the Lender is entitled to receive those input tax


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                  credits that can be identified and quantified in accordance with the apportionment model used by the Lender from time to time as approved by the Australian Taxation Office.

         Any additional amount on account of GST, or on account of an amount for which the Lender is not entitled to an input tax credit, recoverable from the Borrower pursuant to paragraph (a) or paragraph (b) of this Clause shall be calculated without any deduction or set-off of any other amount.

         In this clause the terms input tax credit and tax invoice have the meanings given in section 195-1 of the A New Tax System (Goods and Services Tax) Act 1999.

2.       FEES
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         The Fee Letter is updated by changing the Margin to 0.40% p.a. and the
         Facility fee to 0.20% p.a.

         Treasury USA must pay to Bank of America Australia, an upfront fee of Cdn$87,000 within 5 days of the date of this letter.

3.       EFFECTIVE DATE
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3.1      Clause 1.1 of this letter takes effect, and the parties agree to be bound by the amendments effected by that clause, from the date (the EFFECTIVE DATE) the conditions precedent in the Bridging Facility Agreement are satisfied or waived by Bank of America and Bank of America has received each of the following items in form and substance satisfactory to it:

         (a) legal opinion from Mallesons Stephen Jaques, Australian legal advisers to Bank of America; and

         (b) legal opinion of Jones Day Reavis & Pogue, US legal advisers to FBG Treasury (USA) and Foster's Brewing Group; and

         (c)      this letter duly executed by all parties to it.

3.2 Subject and without prejudice to clause 3.3, clause 1.1 of this letter (other than clause 1.1(h)(i)) is not effective if the Chief Financial Officer of Foster's Brewing Group notifies the Lender that at least 50% of the shares in Bordeaux have not been directly or indirectly acquired and that Foster's Brewing Group will not be proceeding with the proposed acquisition of Bordeaux.

3.3      Notwithstanding anything in this clause 3:

         (a) clause 1.1(h)(i) of this letter takes effect from the date the Lender has received each of the items specified in clause 3.1(a), (b) and (c) in a form and substance satisfactory to it but it will only take



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                  effect with respect to a Borrower other than Treasury USA upon
                  Bank of America having received in form and substance satisfactory to it a legal opinion with respect to the laws of the jurisdiction of incorporation of that Borrower and this Agreement; and

         (b) Bank of America is entitled to retain all of the upfront fee paid under clause 2 above and the changes to the Margin and Facility fee under that clause will continue to apply regardless of clause 3.2 but the Bank of America agrees to review the Margin and Facility fee in consultation with Foster's Brewing Group if notice is given under clause 3.2.

4.       REMAINING PROVISIONS UNAFFECTED
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         Except as specifically amended by this letter, all terms and conditions of the Facility Agreement and Fee Letter remain in full force and effect. With effect from the Effective Date (as defined in clause 3), the Facility Agreement and Fee Letter as amended by this letter are each to be read as a single integrated document incorporating the amendments effected by this letter.

5.       COUNTERPARTS
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         The agreement contained in this letter may be accepted by any one of the Borrowers and Foster's Brewing Group in any number of counterpart letters. All counterpart letters will be taken to constitute one instrument.

Yours faithfully


SIGNED for and on behalf of
BANK OF AMERICA NATIONAL ASSOCIATION,           )
BA AUSTRALIA LIMITED (ABN 51 004 617 341),      )
BANK OF AMERICA CANADA,                         )
BANK OF AMERICA NATIONAL ASSOCIATION            )
AMSTERDAM BRANCH

                                                /s/ Umesh Gupta
                                                --------------------------------
                                                Signature

                                                Umesh Gupta
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SIGNED for and on behalf of
FOSTER'S BREWING GROUP LIMITED (ABN 49 007 620 886), )
FBG TREASURY (AUST.) LIMITED (ABN 80 006 865 738),   )
FBG TREASURY (UK) PLC,                               )
FBG TREASURY (EUROPE) B.V,                           )
FBG CANADIAN TREASURY INC,                           )
FBG  TREASURY (USA) INC                              )

                                                     /s/ Domenic Panaccio
                                                     ---------------------------
                                                     Signature

                                                     Domenic Panaccio
                                                     ---------------------------
                                                     Print Name




DATED:  29 August 2000



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